UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 19, 2015

GTT Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Tysons One Place

Suite 1450

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On February 19, 2015, GTT Communications, Inc., a Delaware corporation  (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Global Telecom & Technology Americas, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Purchaser”), MegaPath Group, Inc., a Delaware corporation (the “Seller”), and MegaPath Corporation, a Virginia corporation (“MegaPath”) and wholly-owned subsidiary of the Seller, pursuant to which the Purchaser agreed to acquire from the Seller all of the equity interests in MegaPath (the “Acquisition”) for a purchase price of $152.3 million, subject to adjustment.

The purchase price will be paid:

•              $134.8 million in cash at the closing of the transaction, subject to various post-closing adjustments related to working capital, transaction expenses and indebtedness,

•              by delivery of 610,843 unregistered shares of Company common stock at the closing, valued for this purpose at $12.28 per share ($7.5 million in the aggregate), and

•              $10.0 million in cash on the first anniversary of the closing, subject to reduction for any indemnification claims made by the Purchaser prior to such date.

Prior to the closing under the Purchase Agreement, the Seller will cause MegaPath to transfer to an affiliate of the Seller certain assets and of MegaPath and cause such affiliate to assume certain liabilities of MegaPath, in each case relating to the cloud and hosted services business now conducted by MegaPath (such transfer, the “Divestiture”).

Pursuant to the Purchase Agreement, the parties have made certain customary representations and warranties, and have agreed to certain covenants, agreements and indemnification provisions.  Among the covenants and agreements is a commitment to use commercially reasonable efforts to take, or cause to be taken, all actions and do all things necessary, proper or advisable to consummate and make effective the Acquisition, including the satisfaction of each of the parties’ respective closing conditions set forth in the Purchase Agreement. The Seller and MegaPath have also agreed to various covenants, including, among other things and subject to certain exceptions,

•                  to conduct MegaPath’s business in the ordinary course of business consistent with past practices during the period between the execution of the Purchase Agreement and the closing and not to engage in certain transactions during such period,

•                  not to sell or otherwise dispose of any of the MegaPath shares, permit any lien to encumber the MegaPath shares or waive any material right with respect to the MegaPath shares,

•                  not to enter into discussions or negotiations concerning any alternative acquisition proposal,

•                  to provide the Company reasonable access during normal business hours to the facilities, assets, books and records, employees, officers, agents and representatives of MegaPath and

•                  to take commercially reasonable efforts to consummate Divestiture.

The completion of the Acquisition is subject to certain conditions, including, among others,

•                  the expiration or termination of the applicable waiting periods (including any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), as amended,

•                  subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company and the Purchaser, on the one hand, and the Seller and MegaPath, on the other hand,

•                  subject to certain exceptions and qualifications, compliance in all respects by the Company, the Purchaser, the Seller and MegaPath with their respective obligations under the Purchase Agreement,

•                  the absence of any order, injunction, ruling, judgment or decree by any governmental authority that makes illegal or otherwise restrains, prevents or prohibits the consummation of the Acquisition or involves the Seller or the MegaPath shares and

•                  completion of the Divestiture.

The Purchase Agreement provides for limited termination rights, including, but not limited to, by the mutual consent of the Company and Seller; upon certain breaches of representations, warranties, covenants or agreements; upon certain governmental orders or actions enjoining or prohibiting the Closing; and in the event the Acquisition has not been consummated on or before June 30, 2015.

The Merger is expected to close in the second quarter of 2015.

Commercial Agreements

In addition to the purchase and sale of the MegaPath shares, the Company, the Purchaser, the Seller and MegaPath have agreed to work together in good faith to negotiate certain  commercial agreements and prepare prior to the closing of the Acquisition the schedules of transition services to be provided among the parties, which will be provided under a separate agreement among the Purchaser, the Seller and MegaPath to be entered into at the closing of the Acquisition.

Company Financing

Under the terms of the Purchase Agreement, the Purchaser has agreed to use its commercially reasonable efforts to take, or cause to be taken, all actions necessary to obtain debt financing to provide funding for the Acquisition; however, obtaining such financing is not a condition to the Closing.  Although the Company and the Purchaser are in discussions with their current lenders regarding this financing, at the date of this filing the Company and the Purchaser do not have a commitment letter for this financing.

Cautionary Statement

The foregoing description of the Purchase Agreement and related documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company, the Purchaser, the Seller or MegaPath.  The representations, warranties and covenants contained in the Purchase Agreement (1) were made by the parties thereto only for purposes of that agreement and as of specific dates, (2) were made solely for the benefit of the parties to the Purchaser Agreement, (3) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information), (4) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts and (5) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company, the Purchaser, the Seller or MegaPath or their respective businesses. Investors should not rely on the representations, warranties, covenants or agreements in the Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Purchaser, the Seller, MegaPath or any of their respective subsidiaries or affiliates.  Additionally, the representations, warranties, covenants, agreements, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification.  Moreover, information concerning the subject matter of the representations, warranties, covenants and agreements in the Purchase Agreement may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02                                           Unregistered Sale of Equity Securities

Pursuant to the Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference, subject to the terms and conditions set forth in the Purchase Agreement the Company will issue to the Seller 610,843 unregistered shares of the Company’s common stock, valued for this purpose at $12.28 per share ($7.5 million in the aggregate), as partial consideration for the shares of MegaPath.  These Company shares will be restricted securities under the Securities Act of 1933, as amended, and will be issued in reliance on the exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act.

Item 8.01                                           Other Events

On February 19, 2015, the Company issued a press release announcing the signing of the Purchase Agreement.  A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

10.1

Stock Purchase Agreement, dated February 19, 2015, by and among Global Telecom & Technology Americas, Inc., a Delaware corporation, GTT Communications, Inc., a Delaware corporation, MegaPath Group, Inc., a Delaware corporation, and MegaPath Corporation, a Virginia corporation.

99.1	Press Release dated February 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2015	GTT COMMUNICATIONS, INC.

/s/ Chris McKee
Chris McKee
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1

Stock Purchase Agreement, dated February 19, 2015, by and among Global Telecom & Technology, Inc., a Delaware corporation, GTT Communications, Inc., a Delaware corporation, MegaPath Group, Inc., a Delaware corporation and MegaPath Corporation, a Virginia corporation.

99.1	Press Release dated February 19, 2015